EXHIBIT 3.1
                            AMENDMENTS TO THE BY-LAWS
                      OF JOHNSON WORLDWIDE ASSOCIATES, INC.

                          (Amended as of March 9, 1999)

    The following sections were amended and restated as follows:


                                   ARTICLE TWO

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       2.02.  Special Meetings.

       (a) Special meetings of the shareholders, for any purpose or purposed, unless otherwise prescribed by statute, may be called by the Chairman of the Board, if any, or the Board of Directors of the corporation. The Chairman of the Board, if any, Chief Executive Officer or the President shall call a special meeting of the shareholders upon demand, in accordance with this Section 2.02, of the holders of at least ten percent (10%) of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

       (e) Except as provided in the following sentence, any special meeting shall be held at such hour and day as may be designated by which ever of the Chairman of the Board, if any, the President or the board of Directors shall have called such meeting. In the case of any special meeting called by the chairman of the Board, if any, or the President upon the demand of shareholders (a "Demand special Meeting"), such meeting shall be held at such hour and day as may be designated by the board of directors; provided, however, that the date of any Demand special Meeting shall be not more than 70 days after the record date for the meeting (as established in Section 2.05 hereof); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within 10 days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the special meeting are delivered to the corporation (the "Delivery Date"), then such meeting shall be held at 2:00 P.M. local time on the 100th day after the Delivery Date or, if such 100th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any special meeting, the Chairman of the Board, if any, or the Board of Directors may consider such factors as he or it deems relevant within the good faith exercise of his or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting for the Conduct of related business.

       * * *

       2.03. Place of Meeting. The Board of Directors or the Chairman of the Board, if any, may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or special meeting of the shareholders. If no designation is made, the place of meeting shall be the principal business office of the


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corporation in the State of Wisconsin. Any meeting may be adjourned to reconvene at any place designated by the Board of Directors or the Chairman of the Board, if any.

       * * *

       2.07.  Quorum and Voting Requirements; Postponements; Adjournments.

       (b) The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting or special meeting; provided, however, that a Demand special Meeting shall not be postponed beyond the 100th day following the Delivery Date. Any annual meeting or special meeting may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution of shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or
(ii) at any time prior to the transaction of any business at such meeting, by the Chairman of the Board or pursuant to a resolution of the Board of Directors. No notice of the time and place of adjourned meetings need be given except as required by the Wisconsin Business corporation law. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, provided that no business shall be transacted at such adjourned meeting on which any class of stock is entitled to be voted which class shall not have been permitted to participate in the vote to adjourn the meeting.

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       2.09.  Conduct of  Meetings.  The  Chairman  of the Board  shall call the meeting of the shareholders to order, shall act as chairman of the meeting and shall otherwise preside at the meeting. In the absence of the Chairman of the Board, a person designated by the Board of Directors shall preside. The person presiding at any meeting of the shareholders shall have the power to determine
(i) whether and to what extent proxies presented at the meeting shall be recognized as valid, (ii) the procedure for tabulating votes at such meeting,
(iii) procedures for the conduct of such meeting, and (iv) any questions which may be raised at such meeting. The persons presiding at any meeting of the shareholders shall have the right to delegate any of the powers contemplated by this Section 2.09 to such other person or persons as the person presiding deems desirable. The Secretary of the corporation shall act as secretary of all meetings of shareholders, but, in the absence of the Secretary, the presiding person may appoint any other person to act as secretary of the meeting.

                                  ARTICLE THREE

                                    Directors

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       3.02.  Number of Directorship Position; Chairman of the Board.

       (d) Chairman of the Board. The Board of Directors may elect a director as the Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and of the Board of Directors, may call meetings of the shareholders and the Board of Directors, shall advise and counsel with the management of the Company, and shall perform such other duties as set forth in these bylaws and as determined by the Board of Directors. Except as provided in this paragraph (d), the Chairman shall be neither an officer nor an employee of the corporation by virtue of his or her election and service as Chairman of the Board, provided however, the Chairman may be an officer of the corporation. The Chairman may use the title Chairman or Chairman of the Board interchangeably. During the absence or disability of the Chief Executive Officer, or while that office is vacant, the Chairman shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer.

       (e) Vice Chairman of the Board. The Board of Directors may elect a director as Vice Chairman of the Board. Whenever the Chairman is unable to perform his or her duties for whatever reason, or whenever the Chairman requests that the Vice Chairman perform such duties on behalf of the Chairman, the Vice Chairman shall have full authority to preside at all meetings of the shareholders and of the Board of Directors, call meetings of the shareholders and the Board of Directors, advise and counsel the management of the Company, and assume such other duties as the Chairman is responsible to perform or as may be assigned to the Vice Chairman by the Chairman or the Board of Directors. The Vice Chairman shall be neither an officer nor an employee of the corporation (by virtue of his election and service as Vice Chairman of the Board) and may use the title Vice Chairman or Vice Chairman of the Board interchangeably.

       * * *

       3.05. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, if any, or any three directors. The Chairman of the Board, if any, or the Chief Executive Officer at the direction of the Directors may fix the time, date and place, either within or without the State of Wisconsin, for holding any special meeting of the Board of Directors, and if no other place is fixed, the place of the meeting shall be the principal business office of the corporation in the State of Wisconsin.

       * * *

       3.13. Conduct of Meetings. The Chairman of the Board, if any and in his or her absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order, shall act as chairman of the meeting and shall otherwise preside at the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding person may appoint any other person present to act as secretary of the meeting. Minutes of


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any regular or special  meeting of the Board of Directors  shall be prepared and distributed to each directors.

                                  ARTICLE FOUR

                                   Committees

       4.02. Executive Committee. The corporation shall have an Executive Committee. The Executive Committee shall be a Board Committee and shall be subject to the provisions of Section 4.01 of these bylaws. The Executive Committee shall assist the Board of Directors in developing and evaluating general corporate policies and objectives. The Executive Committee shall perform such specific assignments as shall be expressly delegated to it from time to time by the Board of Directors and shall (subject to the limitations specified in Section 4.01(d) of these bylaws or imposed by the Wisconsin Business Corporation Law) have the power to exercise, when the Board of Directors is not in session, the powers of the Board of Directors except to the extent expressly limited or precluded from exercising such powers in resolutions from time to time adopted by the Board of Directors. Meetings of the Executive Committee may be called at any time by any two members of the Committee. The time and place for each meeting shall be established by the members calling the meeting. The Board of Directors shall elect a director as the Chairman of the Executive Committee. The Chairman of the Executive Committee, when present, shall preside at all meetings of the Executive Committee.

       * * *

                                  ARTICLE FIVE

                                    Officers

       5.01. Number. The principal officers of the corporation shall be appointed by the Board of Directors and shall consist of a Chief Executive Officer, President, Chief Operating Officer, one or more Vice Presidents, a Secretary and a Treasurer. Such other officers and assistant officers as may be deemed necessary or desirable may be appointed by the Board of Directors. The Chief Executive Officer must be a member of the Board of Directors, but no other officer need be a member of the Board of Directors. Any two or more officers may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except the principal offices of Chief Executive Officer, President, Vice President,
Treasurer and Secretary. The Board of Directors may authorize any officer to appoint one or more officers or assistant officers.

       * * *

       5.06. General Powers of Officers. For purposes of these bylaws, the corporation's Chief Executive Officer, President and each Vice President shall be deemed to be a "senior officer." Whenever any resolution adopted by the corporation's shareholders, Board of Directors or Board Committee shall authorize the "proper" or "appropriate" officers


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of the  corporation  to execute any note,  contract or other document or to take any other action or shall generally authorize any action without specifying the officer or officers authorized to take such action, any senior officer acting alone and without countersignatures may take such action on behalf of the corporation. Any officer of the corporation may on behalf of the corporation sign contracts, reports to governmental agencies, or other instruments which are in the regular course of business, except where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by the Wisconsin Business Corporation Law or other applicable law to be otherwise signed or executed.

       5.07. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation and, subject to the control of the Board of the Directors, shall in general supervise and control all of the business and affairs of the corporation. In general, he or she shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

       5.08. The President. The President shall be the Chief Operating Officer of the corporation. He or she shall have such duties as may, from time to time, be prescribed by the Board of Directors or be delegated by the Chief Executive Officer. In the absence of the Chairman of the Board, the Vice Chairman of the Board, or the Chief Executive Officer, the President shall preside at all meetings of the shareholders. During the absence or disability of the Chief Executive Officer, or while that office is vacant, the President shall exercise all the powers and discharge all of the duties of the Chief Executive Officer. During the absence or disability of the Chief Executive Officer and the President, or while those offices are vacant, the Chairman of the Board shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer and the President. The Board of Directors may authorize the Chairman of the Board to appoint one or more officers or assistant officers to perform the duties of the Chief Executive Officer and President during the absence or disability of the Chief Executive Officer and President, or while those offices are vacant.

       5.09. Chief Operating Officer. The Chief Operating Officer shall be the President. He or she shall be responsible for the daily operations of the corporation's business and shall have such other authority and duties as the Board of Directors or the Chief Executive Officer may prescribe. He or she shall report to the Chief Executive Officer if the Chief Executive Officer is not also serving as the Chief Operating Officer.

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       Previous   Sections  5.08  -  5.12  shall  be  renumbered  5.10  -  5.14, respectively.

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                                   ARTICLE SIX

                      Contracts, Loans, Checks and Deposits

       6.01 Contracts. The Board of Directors may authorize any officer or officers, agents or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the Chief Executive Officer, President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

       * * *

       6.05 Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the Chief Executive Officer of this corporation, if he or she be present, or in his or her absence by the President or any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the Chief Executive Officer, or in his or her absence, of the President or Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any share or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the Chief Executive Officer or the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

       * * *

       6.07 Performance Bonds. The Chief Executive Officer and the Treasurer of the corporation, and any one of them, shall have the continuing authority to take all actions and to execute and deliver any and all documents or instruments (including, without limitation, reimbursement agreements and agreements of indemnity) in favor of such parties, in such amounts and on such terms and conditions as may be necessary or useful for the corporation or any of its direct or indirect subsidiaries to obtain performance bonds, surety bonds, completion bonds, guarantees, indemnities or similar assurances (collectively referred to as "Performance Bonds") from third parties as such officer shall, in his sole discretion, deem necessary or useful to facilitate and promote the business of the corporation or any of its


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subsidiaries;   provided,   however,   that  the  contingent  liability  of  the
corporation with respect to Performance Bonds for the corporation's subsidiaries shall not exceed $200,000 in any single transaction or $1 million in the aggregate without the specific authorization of the Board of Directors. Any action taken or document or instrument executed and delivered by any such officer after December 31, 1993, that is within the scope of the authority granted in this Section 6.07 is hereby ratified, approved and confirmed. If any party shall require resolutions of the Board of Directors with respect to the approval of any actions of any officer of the corporation or documents or instruments related to the Performance Bonds and within the scope of and generally consistent with this Section 6.07, such resolutions shall be deemed to have been duly approved and adopted by the Board of Directors, and may be certified by the Secretary whenever approved by the Chief Executive Officer, President or the Treasurer, in his sole discretion, and a copy thereof has been inserted in the minute book of the corporation.

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